Exhibit 21.1

Amneal Pharmaceuticals, Inc.

Subsidiaries of the Registrant as of December 31, 2019:

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Amedra Pharmaceuticals, LLC	Delaware
Amneal Biosciences LLC	Delaware
Amneal Ireland Ltd.	Ireland
Amneal Netherlands B.V.	Netherlands
Amneal Oncology Pvt. Ltd.	India
Amneal Pharma Europe Ltd.	Ireland
Amneal Pharma Germany GmbH	Germany
Amneal Pharma UK Holdings Ltd.	United Kingdom
Amneal Pharmaceuticals Company (India) Pvt. Ltd.	India
Amneal Pharmaceuticals Company GmbH	Switzerland
Amneal Pharmaceuticals Dutch Holding Company LLC	Delaware
Amneal Pharmaceuticals Holding GmbH	Switzerland
Amneal Pharmaceuticals LLC	Delaware
Amneal Pharmaceuticals of New York, LLC	Delaware
Amneal Singapore Private Ltd.	Singapore
Amneal UK Holding Company Ltd.	United Kingdom
Amneal EU, Ltd.	Ireland
Amneal-Agila LLC	Delaware
Gemini Laboratories, LLC	Delaware
Impax Holdings, LLC	Delaware
Impax Laboratories (Netherlands) CV	Netherlands
Impax Laboratories Ireland Limited	Ireland
Impax Laboratories USA, LLC	California
Impax Laboratories, LLC	Delaware
Mountain, LLC	Delaware
RAKS Pharma Pvt. Ltd.	India
Trail Services, LLC	Delaware
Rondo Acquisition LLC	Delaware
Solis Generic Pharmaceuticals LLC	Delaware